                                                                      Exhibit 21


                                  Subsidiaries

The chart below sets forth the relationships between TekInsight and its subsidiaries and the relationships amongst the subsidiaries themselves:




                                                          ----------------------------
                                                         |    TEKINSIGHT.COM, INC.    |
                --------------------------------------------------------------------------------------------------------
               |                                      |                                   |                             |
               |                                      |                                   |                             |
               |                                      |                                   |                             |
 --------------------------          --------------------------------------        ----------------        ----------------------
| TekInsight Services, Inc. |       |TekInsight e-Government Services, Inc.|      | Astratek, Inc. |      |  BugSolver.com, Inc. |
 --------------------------         |   (f/k/a Big Technologies, Inc.)     |       ----------------        ----------------------
                                     --------------------------------------